Exhibit 99.1

Contact:
	Shareholders / Analysts: Carl C. Gregory, III Encore Capital Group, Inc. President and CEO 858-309-6961 carl.gregory@encorecapitalgroup.com	Press: Tony Rossi Financial Relations Board Investor Relations 310-407-6563 trossi@financialrelationsboard.com

Encore Reports Increases in
Collections, Revenues, Income before Taxes and Cash Flow from
Operations

        San Diego, Calif., March 2, 2004 — Encore Capital Group, Inc. (Nasdaq: ECPG), a systems-driven purchaser and manager of charged-off consumer receivables, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2003. Encore’s Form 10K, which was filed today with the SEC, is available on its web site at www.encorecapitalgroup.com.

For the fourth quarter of 2003:

*	Net income was $3.8 million, $0.16 per fully diluted share compared with $10.3 million or $0.57 per fully diluted share in the fourth quarter of 2002.

*	The 4th quarter of 2003 included a one-time, non-cash, after-tax expense of $0.5 million ($0.9 million on a pre-tax basis), or $0.03 per fully diluted share, related to the early retirement of the Company’s senior debt during the quarter. The 2002 quarter included an $8.8 million tax benefit, or $0.48 per fully diluted share from the restoration of the Company’s net deferred tax assets. Net income excluding these one-time items increased 188.8% or $2.9 million to $4.4 million over the $1.5 million earned in the fourth quarter of 2002.

*	Income before taxes increased 22.2% or $1.0 million to $5.1 million over the $4.1 million earned in the fourth quarter of 2002.

*	Excluding the charge for the early retirement of debt, pretax income for the fourth quarter of 2003 would have been $5.9 million, a 43.1% increase over the fourth quarter of 2002 amount of $4.1 million.

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*	Gross collections increased by 17.9% or $7.2 million to $47.7 million over the $40.4 million in the fourth quarter of 2002.

*	Total revenues were $31.4 million, an increase of 13.7% or $3.8 million over $27.6 million in the fourth quarter of 2002.

*	The increase in total collections and revenues compares favorably with an increase in total operating expense of 8.8% or $1.6 million to $19.8 million from $18.2 million in the fourth quarter of 2002.

For the full year ended December 31, 2003:

        The Company achieved significant improvements in certain key metrics including gross collections, revenues, income before taxes and net cash flow from operations that were up 28.0%, 30.0%, 263.9% and 37.6% respectively.

*	Net income for the year was $18.4 million, $0.88 per fully diluted share, compared with $13.8 million or $0.84 per fully diluted share in 2002.

*	Income before taxes for the year 2003 increased to $29.4 million, a 263.9% increase of $21.3 million from the prior year’s amount of $8.1 million. Pro forma net income for the year 2003 increased to $14.6 million, a 273.4% increase of $10.7 million from the prior year’s amount of $3.9 million. 2003 includes the after-tax gain of $4.4 million ($7.2 million on a pre-tax basis), or $0.21 per fully diluted share from the settlement of litigation and the previously mentioned after-tax expense of $0.5 million ($0.9 million pre-tax), or $0.03 per fully diluted share from the early pay off of debt. The 2002 results include $9.9 million tax benefit, or $0.60 per fully diluted share from the restoration of the Company’s net deferred tax assets.

*	Gross Collections for the year 2003 were $190.5 million, an increase of $41.7 million or 28.0% up from $148.8 million collected in the prior year.

*	Revenues for the year 2003 increased to $117.5 million, or an increase of $27.1 million or 30.0% from the $90.4 million earned in the prior year.

*	Net cash flow from operations for the year 2003 increased to $34.0 million, a 37.6% increase over the $24.7 million generated in the prior year.

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        “We are very pleased with the trends we are seeing in our business which enabled us to generate significant quarter over quarter and year over year growth” said Carl C. Gregory, III, President and CEO of Encore Capital Group, Inc. “We continue to prudently grow the business through disciplined purchases of portfolios that meet our investment criteria and adding resources in all of our collection channels at a manageable rate. As a result, we are generating increasing levels of collections while also improving collector productivity, which is positively impacting the returns we generate in the business.”

Fourth Quarter Financial Highlights

        During the fourth quarter of 2003, the Company invested $25.4 million to acquire approximately $882 million in face value of debt with a blended purchase price of 2.88% of face value. Of this, approximately $1.9 million or 7.6% was invested in non-credit card portfolios. This compares to the $17.9 million invested in the prior year’s fourth quarter to acquire approximately $592 million in face value of debt with a blended purchase price of 3.03%.

        Revenues recognized during the fourth quarter of 2003 amounted to $31.4 million or 65.9% of fourth quarter 2003 gross collections of $47.7 million. This compares to revenues of $27.6 million earned during the fourth quarter of 2002 or 68.4% of gross collections of $40.4 million during that quarter.

        Total operating expenses grew 8.8% or $1.6 million during the fourth quarter of 2003 to $19.8 million as compared to $18.2 million during the fourth quarter of 2002. Total operating expenses for the fourth quarter of 2003 were 41.6% of collections, compared with 45.1% in the fourth quarter of 2002.

        Income before taxes for the fourth quarter of 2003 was $5.1 million, a 22.2% increase over the fourth quarter of 2002 amount of $4.1 million.

        Net income for the fourth quarter of 2003 was $3.8 million compared to $10.3 million earned in the prior year’s fourth quarter.

        The fourth quarter of 2002 included the $8.8 million tax benefit, or $0.48 per fully diluted share related to the restoration of net deferred tax assets. The fourth quarter of 2003 contained non-recurring, after-tax expenses of $0.5 million ($0.9 million pre-tax), or $0.03 per fully diluted share related to write-offs associated with the early retirement of the Company’s senior debt.

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        Earnings per fully diluted share for the fourth quarter of 2003 were $0.16 as compared to $0.57 earned in the fourth quarter of the prior year. Earnings per fully diluted share excluding one-time benefits and charges amounted to $0.19 in the fourth quarter of 2003, a 119.0% increase as compared to $0.09 in earnings per fully diluted share excluding one-time benefits earned in the fourth quarter of 2002.

Full Year Financial Highlights

        During 2003, the Company invested $89.8 million in new portfolio with a face value of $3.3 billion and a blended price of 2.73% of face value. Of this, $6.0 million or 6.7% was in invested in non-credit card portfolios. This compares to the prior year’s total investment of $62.5 million to acquire portfolios with a face value of $2.8 billion at a blended price of 2.23% of face value. Of this, $1.9 million or 3.0% was in invested in non-credit card portfolios.

        Gross collections grew 28.0% or $41.7 million driven by $51.9 million or 42.9% growth in credit card collections; a $2.6 million or 76.9% growth in alternative paper collections; and offset by the anticipated declines in our investment in retained interest and servicing portfolios of $7.1 million and $5.7 million, respectively.

        The increase in collections was driven by growth in the call center collections of $23.4 million or 24.7%, and legal channel collections of $12.4 million or 44.7%, as well as the full year implementation of our sales program which grew $9.5 million or 51.4%. Underlying this growth were monthly collections per average total employee of $23,385 representing productivity gains of 8.0%.

        The collection growth excludes the $11.1 million in gross proceeds from the litigation settlement recognized in the first quarter of 2003.

        Revenues for the year grew by $27.1 million or 30.0% to $117.5 million from the prior year’s amount of $90.4 million. The revenue recognition as a percent of gross collections was 61.7% in 2003, up slightly from 60.7% in 2002. We continued to leverage our staff with an overall growth of 18.5% in total staff. Overall total operating expense grew $11.1 million or 17.3% to $75.0 million in 2003 compared to $63.9 million in 2002.

        This resulted in overall growth of income before taxes of $21.3 million or 263.9% to $29.4 million earned in 2003 as compared to $8.1 million in 2002. The resulting net income was $18.4 million for the year 2003, an increase of 33.6% or $4.6 million over net income of $13.8 million

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        On a fully diluted basis 2003’s earnings per share were $0.88 compared with $0.84 in the previous year. The year 2003 included the one-time benefit of the previously announced after-tax gain of $4.4 million ($7.2 million pre-tax), or $0.21 per fully diluted share related to the settlement of litigation and non-recurring, after-tax expenses of $0.5 million ($0.9 million pre-tax), or $0.03 per fully diluted share comprised of write-offs associated with the early retirement of the Company’s senior debt. The 2002 fully diluted earnings per share included the one time tax benefit of the restoration of net deferred tax assets in the amount of $9.9 million, or $0.60 per fully diluted share. Net income, excluding the one-time benefits and charges, amounted to $14.6 million as compared to $3.9 million in the prior year, an increase of 273.4%.

        The table included in the attached supplemental financial information is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income, and fully diluted earnings per share to income before taxes, net income, and fully diluted earnings per share, excluding one-time benefits and other charges for the years presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits and charges that are included in the GAAP financial measures results in a normalized comparison of certain key financial results between the periods presented.

Outlook

        The Company cited the following key opportunities for future growth in revenues, earnings, and net cash flow:

        The Company’s exclusive Secured Financing Facility, under which it purchases credit card receivables, expires at the end of 2004. Interest on this facility averages prime plus 2.85% plus contingent interest in the residual collections of each portfolio, resulting in an effective interest rate of 58.3% in 2003 and 66.2% in 2002. The Company believes that any replacement or renegotiation of this financing relationship will lower the Company’s effective cost of borrowing and have a positive effect on earnings and cash flow. As a reference point, the interest expense under this facility was an after-tax $0.15 and $0.53 per fully diluted share for the three months and full year ended December 31, 2003, respectively. The contingent interest portion of this expense was an after-tax $0.13 and $0.47 per fully diluted share for the fourth quarter and full year ended December 31, 2003, respectively. The Company is currently exploring the replacement or renegotiation of this financing facility.

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        As a result of Encore’s business success and the completion of its follow-on public offering, the Company, as of December 31, 2003, had $38.6 million in unrestricted cash. This cash is available to invest in non-credit card paper purchases or other opportunities. As such, the Company expects that non-credit card paper will make up an increasing percentage of its purchases in the near future. The Company believes these purchases will yield a higher profit margin as they will be financed through arrangements at a much lower effective interest rate.

        Commenting on the outlook for the Company, Mr. Gregory said, “We intend to continue implementing the strategies that have generated significant improvement in our business over the past few years. Combined with our ability to make larger investments in non-credit card paper, as well as the opportunity to substantially reduce our interest expense in 2005, we expect that we will be able to profitably grow the Company to significantly larger levels in the future.”

Conference Calls and Webcast

        The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss the fourth quarter results. Members of the public are invited to listen to the live conference call via the Internet. To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

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Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the availability and cost of financing; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and Risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

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Encore Capital Group, Inc.
Unaudited Consolidated Statement of Operations
(in thousands, except per share amounts)

	For the Quarter Ended December 31,		For the Year Ended December 31,

	2003	2002	2003	2002

Revenues
Revenue from receivable portfolios	$31,170	$25,798	$115,575	$80,961
Revenue from retained interest	34	1,158	307	5,707
Servicing fees and other related revenue	245	693	1,620	3,712

Total revenues	31,449	27,649	117,502	90,380

Operating expenses
Salaries and employee benefits	10,285	9,115	39,286	35,137
Other operating expenses	2,931	2,348	11,335	7,934
Cost of legal collections	4,326	4,109	15,827	11,028
General and administrative expenses	1,784	1,463	6,509	6,314
Provision for portfolio losses	–	557	–	1,049
Depreciation and amortization	503	639	2,023	2,453

Total operating expenses	19,829	18,231	74,980	63,915

Income before interest,
other income, and income taxes	11,620	9,418	42,522	26,465
Interest expense	(6,620)	(5,392)	(20,479)	(18,592)
Other income, net	70	124	7,380	213

Income before income taxes	5,070	4,150	29,423	8,086
Benefit (provision) for income taxes	(1,229)	6,193	(11,003)	5,703

Net income	3,841	10,343	18,420	13,789
Preferred stock dividends	2	(127)	(374)	(440)

Net income available to	$3,843	$10,216	$18,046	$13,349
common stockholders

Earnings per share – Basic	$0.18	$1.38	$1.65	$1.82
Earnings per share – Diluted	$0.16	$0.57	$0.88	$0.84
Weighted average shares outstanding
Basic	21,479	7,411	10,965	7,339
Diluted	23,308	18,229	20,873	16,459

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Encore Capital Group, Inc.
Unaudited Consolidated Statement of Financial Condition
(in thousands, except par value amounts)

	As of December 31,

	2003	2002

Assets
Cash and cash equivalents	$38,612	$752
Restricted cash	842	3,105
Investment in receivable portfolios, net	89,136	64,168
Investment in retained interest	1,231	8,256
Property and equipment, net	2,786	3,541
Deferred tax asset, net	1,358	6,813
Other assets	4,320	3,339

Total assets	$138,285	$89,974

Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$11,644	$10,688
Accrued profit sharing arrangement	12,749	11,180
Income tax payable	883	531
Notes payable and other borrowings,
net of discount of zero and $742
as of December 31, 2003 and 2002, respectively	41,178	47,689
Capital lease obligations	460	344

Total liabilities	66,914	70,432

Convertible preferred stock, $.01 par value,
5,000 shares authorized, zero shares and
1,000 shares issued and outstanding as of
December 31, 2003 and 2002, respectively	–	10
Common stock, $.01 par value, 50,000 shares
authorized, and 22,003 shares and 7,411
shares issued and outstanding as of
December 31, 2003 and 2002, respectively	220	74
Additional paid-in capital	65,387	31,479
Accumulated earnings (deficit)	5,658	(12,388)
Accumulated other comprehensive income	106	367

Total stockholders' equity	71,371	19,542

Total liabilities and stockholders' equity	$138,285	$89,974

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Encore Capital Group, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	For the Quarter Ended December 31,		For the Year Ended December 31,

	2003	2002	2003	2002

Operating activities
Gross Collections	$47,691	$40,449	$190,519	$148,808
Proceeds from litigation
settlement	–	–	11,100	–
Less:
Amounts collected on behalf
of third parties	(768)	(1,858)	(4,750)	(10,494)
Amounts applied to principal
on receivable portfolios	(14,659)	(10,507)	(63,374)	(43,423)
Amounts applied to principal
of securitization 98-1	(1,059)	(712)	(6,512)	(7,808)
Litigation settlement proceeds applied
to principal of receivable
portfolios	–	–	(692)	–
Legal and other costs related
to litigation settlement	–	–	(3,198)	–
Servicing fees	245	692	1,620	3,712
Operating Expenses
Salaries and employee benefits	(9,654)	(8,076)	(38,431)	(32,909)
Other operating expenses	(2,615)	(1,554)	(11,044)	(7,800)
Cost of legal collections	(4,325)	(4,109)	(15,827)	(11,028)
General and administrative	(1,812)	(1,553)	(6,303)	(6,707)
Interest payments	(641)	(891)	(5,222)	(4,146)
Contingent interest payments	(3,649)	(2,331)	(14,455)	(4,246)
Other income	195	38	295	211
Decrease (Increase) in restricted cash	(97)	900	2,263	(52)
Income taxes	(941)	572	(2,018)	572

Net cash provided by operating activities	7,911	11,060	33,971	24,690

Investing activities
Purchases of receivable portfolios	(25,411)	(17,900)	(89,834)	(62,525)
Collections applied to principal
of receivable portfolios	14,659	10,507	63,374	43,423
Litigation settlement proceeds applied
to principal of receivable
portfolios	–	–	692	–
Collections applied to principal
of securitization 98-1	1,059	712	6,512	7,808
Proceeds from put-backs
of receivable portfolios	112	116	799	882
Proceeds from the sale
of property and equipment	–	3	–	3
Purchases of property and equipment	(421)	(145)	(1,015)	(749)

Net cash used in investing activities	(10,002)	(6,707)	(19,472)	(11,158)

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Financing activities
Proceeds from notes payable
and other borrowings	21,737	22,873	78,226	62,183
Repayment of notes payable
and other borrowings	(23,251)	(27,547)	(85,478)	(79,669)
Capitalized loan costs relating
to financing arrangement	(245)	–	(245)	(154)
Proceeds from sale of common stock, net	30,131	–	30,131	–
Proceeds from exercise of
common stock options	597	–	614	–
Proceeds from exercise of
common stock warrants	625	–	625	2
Proceeds from sale of preferred stock	–	–	–	4,588
Payments of preferred dividends	1	–	(374)	(250)
Repayment of capital lease obligations	225	(156)	(138)	(892)

Net cash provided by (used in)	29,820	(4,830)	23,361	(14,192)
financing activities

Net increase (decrease) in cash	27,729	(477)	37,860	(660)
Cash and cash equivalents, beginning of Period	10,883	1,229	752	1,412

Cash and cash equivalents, end of period	$38,612	$752	$38,612	$752

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Encore Capital Group, Inc.
Supplemental Financial Information
Reconciliation of GAAP Income Before Taxes, Net Income, and Fully Diluted Earnings Per
Share to Income Before Taxes, Net Income, and Fully Diluted Earnings Per Share
Excluding One-Time Benefits and Other Charges
For the Quarters and the Years Ended December 31,
($ in thousands, except per share amounts)

	4th Quarter		Fiscal Year

	2003	2002	2003	2002

Income Before Taxes
GAAP, as reported	$5,070	$4,150	$29,423	$8,086
Gain on settlement of litigation	–	–	(7,210)	–
Write off of deferred costs	870	–	870	–

Income before taxes, excluding
one-time benefit and charges	$5,940	$4,150	$23,083	$8,086

Percentage increase over prior period	43.1%		185.5%

Net Income
GAAP, as reported	$3,841	$10,343	$18,420	$13,789
Gain on settlement of litigation	–	–	(4,376)	–
Write off of deferred costs	528	–	528	–
Benefit from restoration
of net deferred tax assets	–	(8,830)	–	(9,887)

Net income, excluding
One-time benefits and charges	$4,369	$1,513	$14,572	$3,902

Percentage increase over prior period	188.8%		273.4%

Fully Diluted Earnings Per Share
GAAP, as reported	$0.16	$0.57	$0.88	$0.84
Gain on settlement of litigation	–	–	(0.21)	–
Write off of deferred costs	0.03	–	0.03	–
Benefit from restoration
of net deferred tax assets	–	0.48	–	(0.60)

Fully diluted earnings per share,
excluding one-time benefits and charges	$0.19	$0.09	$0.70	$0.24

Percentage increase over prior period	119.0%		190.7%

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